Exhibit 10.12

AMENDMENT TO SUBLEASE

THIS AMENDMENT TO SUBLEASE (“Amendment”), dated December 19, 2002 (the “Effective Date”) is entered into by and between DENDREON CORPORATION, a Delaware corporation (“Dendreon”), and CORUS PHARMA, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A. Dendreon and Subtenant entered into that certain sublease dated September 6, 2002 (the “Sublease”) for approximately 2,915 rentable square feet of space (the “Premises”) located at 3005 First Avenue, Seattle, WA and as more fully described in the Sublease.

B. Dendreon desires to sublease to Subtenant, and Subtenant desires to sublease from Dendreon, an additional 536 rentable square feet of the Master Premises (“the Additional Premises”). The Premises, including the Additional Premises, are depicted in Exhibit A attached to this Amendment and incorporated by this reference

C. In order to memorialize the sublease of the Additional Premises, the parties have agreed to amend the Sublease as set forth herein.

AGREEMENT

Now, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Dendreon and Subtenant covenant and agree as follows:

1. Premises. On page 1 of the Sublease, in paragraph B, second line, the number “2915” is deleted, and the number “3,451” is inserted in its place. Any reference within the Sublease to Premises shall include the Additional Premises.

2. Rent. On page 2 of the Sublease, in paragraph 5(a)(i), first line, the number “10,323.96” is deleted, and the number “12,222.29” is inserted in its place.

3. Depiction of Premises. On page 13 of the Sublease, Exhibit B is deleted, and Exhibit A to this Amendment is inserted in its place.

4. Condition of Premises and Office Furnishings. Dendreon shall deliver the Additional Premises to Subtenant in broom-clean condition, together with any and all office furniture (except for chairs) therein (the “Office Furnishings”). Subtenant accepts the Additional Premises and Office Furnishings in “as-is” condition. Dendreon shall have no duty to maintain or repair the Office Furnishings. Upon the expiration or early termination of the Sublease, Subtenant shall surrender the Office Furnishings in the same condition they were in on the Effective Date, except for ordinary wear and tear or damage caused by casualty. Notwithstanding anything to the contrary in either this Amendment, the Sublease or the Master Lease, Dendreon shall, at no additional charge to Subtenant, provide janitorial services to the Additional Premises. Such janitorial services shall be provided in a manner and at a frequency consistent with local practices for space comparable to the Additional Premises.

5. Master Landlord’s Consent. This Sublease shall not be effective unless and until Dendreon obtains the required written consent of the Master Landlord.

6. General. Except as modified herein, the Sublease is hereby ratified and affirmed. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Sublease.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall he an original, but such counterparts shall constitute one and the same instrument.

8. Interpretation. This Amendment shall be construed by a fair and reasonable interpretation of the words used without regard to which party drafted or caused to be drafted this Amendment. The captions of the paragraphs of this Amendment are for convenience only and do not limit any terms or provisions.

9. Entire Agreement. The Sublease as modified by this Amendment embodies the entire agreement between the parties regarding the subject matter of the Sublease and this Amendment.

10. Governing Law. The laws of the State of Washington shall govern this Amendment.

11. Facsimile/Counterparts. The parties agree that (a) this Amendment may be transmitted between them by facsimile machine, (b) faxed signatures constitute original signatures, (c) a faxed Amendment containing the signatures of all the parties is binding on the parties, and (d) facsimile transmission is delivery. At the request of any party, the parties will confirm facsimile transmitted signatures by signing an original document. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

12. Effective Date. Effective date shall be the date the last party to execute this Amendment executes it as disclosed by the dates appearing below each party’s signature. Each party authorizes the endorsement of such date for administrative reference in the space provided in the heading of this Amendment.

DENDREON:		SUBTENANT:

Dendreon Corporation, a Delaware corporation		Corus Pharma Inc., a Delaware corporation

By:	/s/ Martin A. Simonetti	By:	/s/ Alan B. Montgomery
Name:	Martin Simonetti	Name:	Alan B. Montgomery

Its:	CFO	Its:

Date:	12/20, 2002	Date:	12, 19, 2002

STATE OF WASHINGTON	)
)
COUNTY OF KING	)

Personally appeared before me, a Notary Public in and for the above County and State, known personally to me and acknowledged by me to be on the date of execution, Martin Simonetti , the CFO of Dendreon Corporation, a Delaware corporation and he/she executed the foregoing for and on behalf of said corporation.

Witnessed by hand and this notary seal, this 20th day of December, 2002.

[Stamp of Notary]

/s/ Robin M. Wohlhueter
Notary Public and for the State and County aforesaid My Commission expires: 4-14-05

STATE OF WASHINGTON	)
)
COUNTY OF KING	)

Personally appeared before me, a Notary Public in and for the above County and State, known personally to me and acknowledged by me to be on the date of execution, A. Bruce Montgomery , the CEO of Corus Pharma, Inc., a Delaware corporation and he/she executed the foregoing for and on behalf of said corporation.

Witnessed by hand and this notary seal, this 19th day of December , 2002.

[Stamp of Notary]

/s/ Lisa Chamberlain
Notary Public and for the State and County aforesaid My Commission expires: 6-12-05

Exhibit A

Depiction of Premises, Including Additional Premises

[Graphic of Floor Plan]

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